Exhibit 10.10


                                   May 4, 2000


Cancer Detection International, LLC
C/o Victor Weisser, Esq.
799 Hummingbird Court
El Cajon, CA  92019-2768

Gentlemen:

         This letter will constitute the undertaking of TSET, Inc., a Nevada corporation ("TSET"), to acquire all of the equity ownership interests (the "CDI Interests") of Cancer Detection International, LLC, a Nevada limited liability company ("CDI"). TSET shall acquire all of the CDI Interests, free and clear of any and all liens, claims, encumbrances, options, rights of any third parties, and restrictions of any kind whatsoever, in exchange for 180,000 shares of TSET's common stock, par value $0.001 per share (the "TSET Shares"), to be allocated among CDI's equity holders (the "Equity Holders") according to their pro rata interests therein, to be set forth in writing provided to TSET. The TSET Shares shall constitute the sole compensation to the Equity Holders for the CDI Interests. The Equity Holders understand that the TSET Shares shall be subject to all of the restrictions, conditions, and limitations noted on the certificates representing the same, and each Equity Holder agrees to comply therewith at all times. CDI's current management will continue in place and be responsible for CDI's day-to-day business operations, subject to such strategic direction as may be provided by TSET from time to time. TSET, at its sole option, shall be entitled to appoint representatives to CDI's board of directors proportionate to TSET's ownership interest in CDI, and in no case shall have less than one representative on CDI's board of directors.

         The parties agree that more detailed,  definitive  legal  documentation
(collectively, the "Definitive Agreements") will be completed and signed by them; however, the parties intend that this letter constitute the basic agreement between them for the acquisition of CDI contemplated hereby, upon which the Definitive Agreements shall be based, until such time as the Definitive Agreements are completed and signed. In connection with preparation and negotiation of specific provisions of the Definitive Agreements, the parties agree to fully and amicably cooperate, act in good faith, and exert their respective best efforts to enable the execution thereof at the earliest practicable date. The parties agree that the Definitive Agreements shall contain customary terms, conditions, and undertakings, including, without limitation, customary and appropriate representations and warranties to be made by CDI and each Equity Holder, and indemnification provisions in favor of TSET.

         CDI has represented to TSET, among other things, and in addition to those representations and warranties to be made by CDI and each Equity Holder in the Definitive Agreements, that (a) it engages in the business of performing state-of-the-art blood laboratory analysis for the very early detection of cancer (the "Blood Analysis"), through the identification and level of anti-malignin antibodies; (b) the Blood Analysis can detect very early stage cancers with a high degree of reliability; (c) CDI has all requisite right,

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Cancer Detection International, LLC
May 4, 2000
Page 2


title, and interest in, and authority to perform, the Blood Analysis, without infringement upon the intellectual property or other proprietary rights of any other person; (d) CDI has conducted business operations to date in compliance with all applicable legal requirements; (e) any and all consents of third parties required for the consummation of the transactions contemplated herein and in the Definitive Agreements have been obtained; (f) no broker's or finder's fees are payable to any person in connection with the transactions contemplated herein and in the Definitive Agreements; (g) CDI and each Equity Holder have full legal authority and capacity to execute and deliver this letter and the Definitive Agreements and perform all obligations contained herein and therein; and (h) there are no litigation or other administrative, arbitral, or alternative dispute resolution proceedings pending or threatened against CDI or any Equity Holder seeking to restrain or prohibit in any manner the transactions contemplated herein and in the Definitive Agreements, nor is there any outstanding judgment against CDI or any Equity Holder having such effect. CDI hereby agrees that it shall continue to conduct its business in substantially the same manner as heretofore conducted and incur no financial liabilities or commit for the expenditure of any of the Working Capital (as defined below) without TSET's prior written consent.

         TSET shall provide to CDI working capital in the aggregate amount of $350,000 (the "Working Capital") to enable CDI to, among other things, effectively market and pay the costs associated with performing the Blood Analysis. The Working Capital shall be provided in such increments as TSET and CDI may agree, pursuant to a budget and disbursement schedule to be established by them, with the administration of the Working Capital to be performed by TSET. The parties agree that some initial number of the Blood Analysis, which costs approximately $300 each, will be offered free of charge to prospective patients in the Palm Springs, California area.

         As the sole owner of CDI, any and all profits resulting from the conduct of CDI's business shall belong to TSET, and TSET shall be entitled to distribution thereof from time to time; however, the parties understand that CDI's main value will derive from using the Blood Analysis to identify early stage cancers and then refer patients to such cancer diagnostic and treatment centers as may be established by TSET through another entity. Accordingly, the parties do not anticipate significant, if any, initial profits to be generated by CDI.

         Any disputes arising out of this letter or the Definitive Agreements shall be resolved through arbitration rather than litigation, to the extent such disputes cannot be resolved amicably through good faith efforts. All arbitration proceedings shall take place in Clackamas County, Oregon and shall be governed by the rules of the American Arbitration Association applicable to contracts of this type. The final decision of the arbitrator shall be final and binding upon the parties and shall be enforceable in any court of competent jurisdiction; provided, however, that the arbitrator shall not award or require the payment of incidental, consequential, or punitive damages except in cases of bad faith breach of this letter or the Definitive Agreements or instances of gross negligence or willful misconduct. No party shall seek to delay or prevent the implementation of any arbitral decision. The prevailing party in any arbitration proceeding shall be entitled to recover reasonable attorney's fees and related costs and expenses of the arbitration. The parties acknowledge that their

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Cancer Detection International, LLC
May 4, 2000
Page 3

agreement to resolve disputes through arbitration constitutes a waiver of their right to resolve disputes in any court through litigation, and that in arbitration proceedings the parties may not be entitled to all of the rights that would otherwise be available to them in court proceedings.

         This letter and the Definitive Agreements may be executed in multiple counterparts (and by facsimile signature, with manual signatures to be exchanged as soon as practicable thereafter), each of which shall be deemed an original, and all of which shall be deemed to constitute a single agreement. The parties agree that the Definitive Agreements shall supersede this letter upon their execution and delivery; however, no other agreement, whether oral or written, shall be used to modify or contradict the written agreements of the parties set forth herein and in the Definitive Agreements. No amendment of this letter or the Definitive Agreements shall be valid and binding upon the parties unless the same is in writing and signed by the parties.

         This letter shall be governed by and construed in accordance with the laws of the State of Oregon, exclusive of its conflicts of laws rules.

         Your signature, in the space provided below, shall evidence your acceptance and agreement to this letter, which shall continue in full force and effect until superseded by the Definitive Agreements. Please sign both enclosed copies of this letter and return one fully signed copy to TSET by return express delivery.

                                            Sincerely,


                                            Jeffrey D. Wilson
                                            Chairman and Chief Executive Officer


AGREED AND ACCEPTED:                May 4, 2000

Cancer Detection International, LLC


By:
   -----------------------------------------------
     Victor Weisser, Esq.
     Authorized Signatory and Attorney-in-fact


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